RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


November 18, 2013



U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549-7561

Re: Medina International Holdings, Inc.
SEC File No. 333-183659

On October 28, 2013 my appointment as auditor for Medina International Holdings, Inc. ceased. I have read Medina International Holdings, Inc.'s statements included under Item 4.01 of its Form 8-K dated November 18, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.
-----------------------
Ronald R. Chadwick, P.C.
Certified Public Accountant